Exhibit 99.1

NEWS RELEASE

SPX REPORTS SECOND QUARTER 2011 RESULTS

Revenues Up 16%, Backlog Up 10%

Earnings Per Share from Continuing Operations of $0.62;

Adjusted Earnings Per Share* of $0.91

CHARLOTTE, NC — August 3, 2011 — SPX Corporation (NYSE:SPW) today reported results for the second quarter ended July 2, 2011:

Second Quarter Highlights:

•                  Revenues increased 16.4% to $1.38 billion from $1.19 billion in the year-ago quarter.  Organic revenues* increased 7.1%, while completed acquisitions and currency fluctuations increased revenues by 3.3% and 6.0%, respectively.

•                  Segment income and margins were $132.3 million and 9.6%, compared with $135.7 million and 11.4% in the year-ago quarter.

•                  Diluted net income per share from continuing operations was $0.62, compared with $1.40 in the year-ago quarter.  The prior year quarter included net tax benefits of $20.0 million, or $0.40 per share, related to audits of the company’s 2006 and 2007 U.S. income tax returns. The current-year quarter included a non-cash charge of $24.7 million, or $0.29 per share, related to the impairment of goodwill and indefinite-lived intangible assets of SPX Heat Transfer Inc.

•                  Adjusted net income per share from continuing operations*, which excludes the impact of the impairment charge noted above, was $0.91, compared to the company’s guidance of $0.80 to $0.90.

•                  Net cash from continuing operations was $48.2 million, compared with $48.6 million in the year-ago quarter.

•                  Free cash flow from continuing operations* during the quarter was $17.7 million, compared with $36.8 million in the year-ago quarter.  The decline was due primarily to higher capital expenditures in 2011.

“For our second quarter 2011 results, revenue increased 16% and we reported adjusted earnings per share of $0.91,” said Christopher J. Kearney, Chairman, President and Chief Executive Officer of SPX.  “Revenue growth in the quarter was driven by strength in our early, short-cycle businesses, while results in our late-cycle, power and energy related businesses remained challenged.  Orders in our Flow segment remained strong across our key end markets and most regions primarily based on increased demand for our food and beverage, oil and natural gas products.  We are also encouraged by the continued recovery of the global automotive market and positive signs of cyclical recovery in the U.S. power transformer market.  Our large power transformer plant expansion in Waukesha, WI is on track, and we expect to ship our first unit in the first half of 2012.

“Looking at the second half of the year, we expect organic growth across all segments and improved execution to deliver much stronger sequential and year-over-year results for SPX.  We remain confident in, and committed to, executing our long term strategy.  With the completion of our recent refinancing actions we are in a strong financial position and have sufficient flexibility to continue making strategic investments as opportunities arise,” added Kearney.

FINANCIAL HIGHLIGHTS — CONTINUING OPERATIONS

Flow Technology

Revenues for the second quarter of 2011 were $492.8 million compared to $383.4 million in the second quarter of 2010, an increase of $109.4 million, or 28.5%.  Organic revenues increased 14.2%, reflecting increased sales of large-scale systems and components for the food and beverage market and components for the power and energy and general industrial end markets.  Acquisitions increased reported revenues by 6.1%, while the impact of currency fluctuations increased reported revenues by 8.2%, from the year-ago quarter.

Segment income was $56.6 million, or 11.5% of revenues, in the second quarter of 2011 compared to $45.2 million, or 11.8% of revenues, in the second quarter of 2010.  The increase in segment income was due primarily to the impact of the organic revenue growth noted above.  The decline in segment margin was due primarily to unfavorable revenue mix and raw material price increases.

Test and Measurement

Revenues for the second quarter of 2011 were $288.1 million compared to $239.9 million in the second quarter of 2010, an increase of $48.2 million, or 20.1%.  Organic revenues increased 8.0%, driven primarily by increased sales of diagnostic and service tools to vehicle manufacturers and their dealer service networks and increased sales into the automotive aftermarket.  The March 2011 acquisition of Teradyne Inc.’s Diagnostic Solutions business increased reported revenues by 6.5%, while the impact of currency fluctuations increased reported revenues by 5.6%, from the year-ago quarter.

Segment income was $29.0 million, or 10.1% of revenues, in the second quarter of 2011 compared to $23.7 million, or 9.9% of revenues, in the second quarter of 2010.  The increase in segment income and margins was due primarily to the impact of the organic revenue increase noted above.

Thermal Equipment and Services

Revenues for the second quarter of 2011 were $431.9 million compared to $392.2 million in the second quarter of 2010, an increase of $39.7 million, or 10.1%.  Organic revenues increased 3.5% in the quarter, driven primarily by project timing for cooling systems with increases in revenues from projects in the Americas and South Africa offset by declines in high-margin dry cooling projects in China.  Additionally, organic revenue benefited from the timing of sales of boiler products compared to the year-ago quarter.  The impact of currency fluctuations increased reported revenues by 6.6% from the year-ago quarter.

Segment income was $35.8 million, or 8.3% of revenues, in the second quarter of 2011 compared to $49.1 million, or 12.5% of revenues, in the second quarter of 2010.  The decline in segment income and margins was due primarily to the impact of the decline in high-margin dry cooling projects noted above.  Additionally, segment income and margins were negatively impacted by a decline in profitability at SPX Heat Transfer Inc.

Industrial Products and Services

Revenues for the second quarter of 2011 were $171.2 million compared to $173.3 million in the second quarter of 2010, a decrease of $2.1 million, or 1.2%.  Organic revenues declined 1.9% in the quarter.  The impact of currency fluctuations increased reported revenues by 0.7% from the year-ago quarter.

Segment income was $10.9 million, or 6.4% of revenues, in the second quarter of 2011 compared to $17.7 million, or 10.2% of revenues, in the second quarter of 2010.  The decrease in segment income and margins was due primarily to the impact of the organic revenue decline and reduced sales prices for power transformers.

OTHER ITEMS

Dividend:   On May 27, 2011, the company announced that its Board of Directors had declared a quarterly dividend of $0.25 per common share to shareholders of record on June 14, 2011, which was paid on July 6, 2011.

Form 10-Q:  The company expects to file its quarterly report on Form 10-Q for the quarter ended July 2, 2011 with the Securities and Exchange Commission by August 11, 2011.  This press release should be read in conjunction with that filing, which will be available on the company’s website at www.spx.com, in the Investor Relations section.

About SPX:  Based in Charlotte, North Carolina, SPX Corporation (NYSE: SPW) is a global Fortune 500 multi-industry manufacturing leader with nearly $5 billion in annual revenue, operations in more than 35 countries and approximately 15,500 employees.  The company’s highly-specialized, engineered products and technologies serve customers in three primary strategic growth markets: infrastructure, process equipment and diagnostic tools.  Many of SPX’s innovative solutions are playing a role in helping to meet rising global demand, particularly in emerging markets, for electricity, processed foods and beverages and vehicle services.  The company’s products include thermal heat transfer equipment for power plants; power transformers for utility companies; process equipment for the food & beverage industry; and diagnostic tools and equipment for the vehicle service industry.  For more information, please visit www.spx.com.

* Non-GAAP number. See attached financial schedules for reconciliation to most comparable GAAP number.

Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby.  Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission, including the company’s annual reports on Form 10-K and quarterly reports on Form 10-Q.  These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements.  Actual results may differ materially from these statements.  The words “believe,” “expect,” “anticipate,” “estimate,” “guidance,” “target” and similar expressions identify forward-looking statements.  Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  In addition, estimates of future operating results are based on the company’s current complement of businesses, which is subject to change. Statements in this press release speak only as of the date of this press release, and SPX disclaims any responsibility to update or revise such statements

Contact:

Ryan Taylor (Investors)	Jennifer H. Epstein (Media)
704-752-4486	704-752-7403/704-804-3717
E-mail: investor@spx.com	jennifer.epstein@spx.com

SPX CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; in millions, except per share amounts)

	Three months ended		Six months ended
	July 2, 2011	July 3, 2010	July 2, 2011	July 3, 2010

Revenues	$1,384.0	$1,188.8	$2,583.0	$2,273.4

Costs and expenses:
Cost of products sold	1,000.7	835.8	1,850.4	1,607.2
Selling, general and administrative	281.5	254.5	569.1	502.8
Intangible amortization	9.3	6.4	16.5	12.6
Impairment of goodwill and other intangible assets	24.7	—	24.7	—
Special charges, net	8.9	4.4	12.0	11.2
Operating income	58.9	87.7	110.3	139.6

Other income (expense), net	(1.8)	(1.8)	0.9	(13.9)
Interest expense	(23.8)	(20.6)	(47.8)	(41.1)
Interest income	1.5	1.3	2.8	2.9
Equity earnings in joint ventures	5.0	7.2	13.8	15.9
Income from continuing operations before income taxes	39.8	73.8	80.0	103.4
Income tax provision	(7.5)	(4.2)	(21.0)	(15.9)
Income from continuing operations	32.3	69.6	59.0	87.5

Loss from discontinued operations, net of tax	—	(0.2)	—	(0.4)
Gain on disposition of discontinued operations, net of tax	2.7	8.6	0.8	12.2
Income from discontinued operations, net of tax	2.7	8.4	0.8	11.8

Net income	35.0	78.0	59.8	99.3

Less: Net income (loss) attributable to noncontrolling interests	0.7	(0.8)	2.4	(1.6)

Net income attributable to SPX Corporation common shareholders	$34.3	$78.8	$57.4	$100.9

Amounts attributable to SPX Corporation common shareholders:
Income from continuing operations, net of tax	$31.6	$70.4	$56.6	$89.1
Income from discontinued operations, net of tax	2.7	8.4	0.8	11.8
Net income	$34.3	$78.8	$57.4	$100.9

Basic income per share of common stock:
Income from continuing operations attributable to SPX Corporation common shareholders	$0.63	$1.42	$1.12	$1.79
Income from discontinued operations attributable to SPX Corporation common shareholders	0.05	0.17	0.02	0.24
Net income per share attributable to SPX Corporation common shareholders	$0.68	$1.59	$1.14	$2.03

Weighted average number of common shares outstanding - basic	50.554	49.657	50.410	49.594

Diluted income per share of common stock:
Income from continuing operations attributable to SPX Corporation common shareholders	$0.62	$1.40	$1.11	$1.78
Income from discontinued operations attributable to SPX Corporation common shareholders	0.05	0.17	0.01	0.23
Net income per share attributable to SPX Corporation common shareholders	$0.67	$1.57	$1.12	$2.01

Weighted average number of common shares outstanding - diluted	51.365	50.294	51.158	50.109

SPX CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited; in millions)

	July 2,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and equivalents	$395.1	$455.4
Accounts receivable, net	1,301.3	1,164.8
Inventories	665.9	564.3
Other current assets	147.9	176.1
Deferred income taxes	53.0	67.9
Total current assets	2,563.2	2,428.5
Property, plant and equipment:
Land	40.3	40.8
Buildings and leasehold improvements	275.6	264.1
Machinery and equipment	817.9	767.1
	1,133.8	1,072.0
Accumulated depreciation	(564.6)	(526.8)
Property, plant and equipment, net	569.2	545.2
Goodwill	1,688.5	1,634.6
Intangibles, net	742.2	719.5
Deferred income taxes	11.7	—
Other assets	673.0	665.5
TOTAL ASSETS	$6,247.8	$5,993.3

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$638.0	$538.8
Accrued expenses	1,009.2	1,080.1
Income taxes payable	9.7	16.3
Short-term debt	134.8	36.3
Current maturities of long-term debt	1.3	50.8
Total current liabilities	1,793.0	1,722.3

Long-term debt	1,110.7	1,110.5
Deferred and other income taxes	80.0	86.9
Other long-term liabilities	970.4	969.6
Total long-term liabilities	2,161.1	2,167.0

Equity:
SPX Corporation shareholders’ equity:
Common stock	992.0	986.7
Paid-in capital	1,484.5	1,461.1
Retained earnings	2,390.5	2,358.6
Accumulated other comprehensive loss	(69.2)	(192.6)
Common stock in treasury	(2,510.4)	(2,516.1)
Total SPX Corporation shareholders’ equity	2,287.4	2,097.7
Noncontrolling interests	6.3	6.3
Total equity	2,293.7	2,104.0
TOTAL LIABILITIES AND EQUITY	$6,247.8	$5,993.3

SPX CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in millions)

	Three months ended		Six months ended
	July 2, 2011	July 3, 2010	July 2, 2011	July 3, 2010
Cash flows from operating activities:
Net income	$35.0	$78.0	$59.8	$99.3
Less: Income from discontinued operations, net of tax	2.7	8.4	0.8	11.8
Income from continuing operations	32.3	69.6	59.0	87.5
Adjustments to reconcile income from continuing operations to net cash from operating activities:
Special charges, net	8.9	4.4	12.0	11.2
Impairment of goodwill and other intangible assets	24.7	—	24.7	—
Deferred and other income taxes	(12.6)	2.4	(8.6)	11.7
Depreciation and amortization	30.2	28.1	58.7	55.9
Pension and other employee benefits	14.5	17.1	29.5	34.5
Stock-based compensation	7.0	8.2	26.7	20.1
Other, net	4.3	(8.7)	3.7	2.2
Changes in operating assets and liabilities, net of effects from acquisitions and divestitures:
Accounts receivable and other assets	(51.6)	(89.5)	(77.9)	(138.8)
Inventories	(53.5)	15.8	(81.4)	13.9
Accounts payable, accrued expenses and other	50.0	7.7	(18.1)	(57.6)
Cash spending on restructuring actions	(6.0)	(6.5)	(15.5)	(17.2)
Net cash from continuing operations	48.2	48.6	12.8	23.4
Net cash used in discontinued operations	(1.5)	(1.4)	(2.3)	(2.9)
Net cash from operating activities	46.7	47.2	10.5	20.5

Cash flows used in investing activities:
Proceeds from asset sales and other	0.2	1.8	0.2	2.1
(Increase) decrease in restricted cash	(1.6)	0.9	(3.4)	(4.9)
Business acquisitions and other investments, net of cash acquired	(5.9)	(31.5)	(52.4)	(58.3)
Capital expenditures	(30.5)	(11.8)	(46.9)	(23.6)
Net cash used in continuing operations	(37.8)	(40.6)	(102.5)	(84.7)
Net cash from discontinued operations	—	0.7	—	7.4
Net cash used in investing activities	(37.8)	(39.9)	(102.5)	(77.3)

Cash flows from (used in) financing activities:
Borrowings under senior credit facilities	280.0	9.0	375.0	111.0
Repayments under senior credit facilities	(245.0)	(31.7)	(340.0)	(110.0)
Repayments of senior notes	(21.3)	—	(49.5)	—
Borrowings under trade receivables agreement	14.0	—	86.0	10.0
Repayments under trade receivables agreement	(8.0)	(8.0)	(29.0)	(11.0)
Net borrowings under other financing arrangements	5.2	0.2	5.8	0.1
Proceeds from the exercise of employee stock options and other, net of minimum tax withholdings paid on behalf of employees for net share settlements	2.6	1.4	(0.9)	(6.6)
Financing fees paid	(11.2)	—	(11.2)	(1.0)
Dividends paid	(12.6)	(12.7)	(28.1)	(25.1)
Net cash from (used in) continuing operations	3.7	(41.8)	8.1	(32.6)
Net cash from (used in) discontinued operations	—	—	—	—
Net cash from (used in) financing activities	3.7	(41.8)	8.1	(32.6)
Change in cash and equivalents due to changes in foreign exchange rates	10.5	(21.5)	23.6	(25.4)
Net change in cash and equivalents	23.1	(56.0)	(60.3)	(114.8)
Consolidated cash and equivalents, beginning of period	372.0	464.1	455.4	522.9
Consolidated cash and equivalents, end of period	$395.1	$408.1	$395.1	$408.1

SPX CORPORATION AND SUBSIDIARIES

RESULTS OF OPERATIONS BY SEGMENT

(Unaudited; in millions)

	Three months ended			Six months ended
	July 2, 2011	July 3, 2010%		July 2, 2011	July 3, 2010%
Flow Technology

Revenues	$492.8	$383.4	28.5%	$948.7	$737.4	28.7%
Gross profit	162.6	135.3		319.3	262.6
Selling, general and administrative expense	102.1	87.3		198.5	170.3
Intangible amortization expense	3.9	2.8		7.8	5.8
Segment income	$56.6	$45.2	25.2%	$113.0	$86.5	30.6%
as a percent of revenues	11.5%	11.8%		11.9%	11.7%

Test and Measurement

Revenues	$288.1	$239.9	20.1%	$537.0	$444.3	20.9%
Gross profit	90.2	73.6		164.6	133.0
Selling, general and administrative expense	57.5	48.2		110.7	92.7
Intangible amortization expense	3.7	1.7		5.3	3.2
Segment income	$29.0	$23.7	22.4%	$48.6	$37.1	31.0%
as a percent of revenues	10.1%	9.9%		9.1%	8.4%

Thermal Equipment and Services

Revenues	$431.9	$392.2	10.1%	$757.2	$744.6	1.7%
Gross profit	91.5	101.9		164.4	184.3
Selling, general and administrative expense	54.3	51.3		104.5	100.4
Intangible amortization expense	1.4	1.5		2.8	3.1
Segment income	$35.8	$49.1	-27.1%	$57.1	$80.8	-29.3%
as a percent of revenues	8.3%	12.5%		7.5%	10.9%

Industrial Products and Services

Revenues	$171.2	$173.3	-1.2%	$340.1	$347.1	-2.0%
Gross profit	41.3	46.5		89.2	95.1
Selling, general and administrative expense	30.1	28.4		60.5	56.8
Intangible amortization expense	0.3	0.4		0.6	0.5
Segment income	$10.9	$17.7	-38.4%	$28.1	$37.8	-25.7%
as a percent of revenues	6.4%	10.2%		8.3%	10.9%

Total segment income	$132.3	$135.7		$246.8	$242.2
Corporate expenses	23.7	22.5		54.8	45.2
Pension and postretirement expense	9.1	12.9		18.3	26.1
Stock-based compensation expense	7.0	8.2		26.7	20.1
Impairment of goodwill and other intangible assets	24.7	—		24.7	—
Special charges, net	8.9	4.4		12.0	11.2
Consolidated Operating Income	$58.9	$87.7	-32.8%	$110.3	$139.6	-21.0%

SPX CORPORATION AND SUBSIDIARIES

ORGANIC REVENUE RECONCILIATION

(Unaudited)

	Three months ended July 2, 2011
	Net Revenue		Foreign	Organic Revenue
	Growth (Decline)	Acquisitions	Currency	Growth (Decline)

Flow Technology	28.5%	6.1%	8.2%	14.2%

Test and Measurement	20.1%	6.5%	5.6%	8.0%

Thermal Equipment and Services	10.1%	—%	6.6%	3.5%

Industrial Products and Services	(1.2)%	—%	0.7%	(1.9)%

Consolidated	16.4%	3.3%	6.0%	7.1%

	Six months ended July 2, 2011
	Net Revenue		Foreign	Organic Revenue
	Growth (Decline)	Acquisitions	Currency	Growth (Decline)

Flow Technology	28.7%	6.8%	5.8%	16.1%

Test and Measurement	20.9%	3.5%	3.8%	13.6%

Thermal Equipment and Services	1.7%	—%	4.8%	(3.1)%

Industrial Products and Services	(2.0)%	0.4%	0.5%	(2.9)%

Consolidated	13.6%	3.0%	4.3%	6.3%

SPX CORPORATION AND SUBSIDIARIES

FREE CASH FLOW  RECONCILIATION

(Unaudited; in millions)

	Three months ended		Six months ended
	July 2, 2011	July 3, 2010	July 2, 2011	July 3, 2010

Net cash from continuing operations	$48.2	$48.6	$12.8	$23.4

Capital expenditures - continuing operations	(30.5)	(11.8)	(46.9)	(23.6)

Free cash flow from (used in) continuing operations	$17.7	$36.8	$(34.1)	$(0.2)

SPX CORPORATION AND SUBSIDIARIES

CASH AND DEBT RECONCILIATION

(Unaudited; in millions)

Six months ended
July 2, 2011

Beginning cash and equivalents	$455.4

Operational cash flow	12.8
Business acquisitions and other investments, net of cash acquired	(52.4)
Capital expenditures	(46.9)
Increase in restricted cash	(3.4)
Proceeds from asset sales and other	0.2
Borrowings under senior credit facilities	375.0
Repayments under senior credit facilities	(340.0)
Repayments of senior notes	(49.5)
Net borrowings under other financing arrangements	5.8
Net borrowings under trade receivable agreement	57.0
Financing fees paid	(11.2)
Minimum tax withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options and other	(0.9)
Dividends paid	(28.1)
Cash used in discontinued operations	(2.3)
Change in cash due to changes in foreign exchange rates	23.6

Ending cash and equivalents	$395.1

	Debt at				Debt at
	12/31/2010	Borrowings	Repayments	Other	7/2/2011

Domestic revolving credit facility	$—	$375.0	$(340.0)	$—	$35.0
6.875% senior notes	600.0	—	—	—	600.0
7.625% senior notes	500.0	—	—	—	500.0
7.50% senior notes	28.2	—	(28.2)	—	—
6.25% senior notes	21.3	—	(21.3)	—	—
Trade receivables financing arrangement	—	86.0	(29.0)	—	57.0
Other indebtedness	48.1	6.6	(0.8)	0.9	54.8
					—
Totals	$1,197.6	$467.6	$(419.3)	$0.9	$1,246.8

SPX CORPORATION AND SUBSIDIARIES

ADJUSTED EARNINGS PER SHARE RECONCILIATION

(Unaudited)

	Three months ended 7/2/2011	Six months ended 7/2/2011

Diluted income per share of common stock from continuing operations attributable to SPX Corporation common shareholders	$0.62	$1.11

Impairment of goodwill and other intangible assets	0.29	0.29

Adjusted diluted income per share of common stock from continuing operations attributable to SPX Corporation common shareholders	$0.91	$1.40

SPX CORPORATION AND SUBSIDIARIES

FREE CASH FLOW RECONCILIATION

(Unaudited; in millions)

	2011E Guidance Range

Net cash from continuing operations	$370.0	$410.0

Capital expenditures	(150.0)	(150.0)

Free cash flow from continuing operations	$220.0	$260.0

SPX CORPORATION AND SUBSIDIARIES

ADJUSTED EARNINGS PER SHARE RECONCILIATION

(Unaudited)

	2011E Guidance Range

Diluted income per share of common stock from continuing operations attributable to SPX Corporation common shareholders	$3.96	$4.26

Impairment of goodwill and other intangible assets	0.29	0.29

Adjusted diluted income per share of common stock from continuing operations attributable to SPX Corporation common shareholders	$4.25	$4.55